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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported): FEBRUARY 28, 2001


                               EB2B COMMERCE, INC.
               (Exact Name of Registrant as Specified in Charter)


           NEW JERSEY                  0-10039               22-2267658
(State or Other Jurisdiction of     (Commission           (I.R.S. Employer
          Incorporation)            File Number)       Identification Number)



        757 THIRD AVENUE, NEW YORK, NEW YORK                   10017
  (Address of Registrant's Principal Executive Offices)     (Zip Code)

                                 (212) 703-2000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

     On February 28, 2001, eB2B Commerce, Inc. (the "Company") commenced an offer to certain securityholders for the purpose of simplifying its capital structure. Pursuant to the offer, which terminates on March 30, 2001, unless extended, (1) holders of Series B Preferred Stock of the Company will be entitled to convert into common stock of the Company at a rate of $1.75 per share, instead of the current conversion price of approximately $2.07 per share, and (2) holders of certain private warrants of the Company will be entitled to exercise their warrants on a cashless basis utilizing an assumed per share fair market value of $6.20, resulting in the issuance of between .667 and .758 of a share of common stock for each warrant exercised depending on the warrant exercise price. This offer is more fully described in a press release of the Company, dated February 28, 2001, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibits:

         A.   Press release, dated February 28, 2001.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2001

                                   eB2B Commerce, Inc.


                                   By:      /s/ John J. Hughes, Jr., Esq.
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                                   Name:  John J. Hughes, Jr., Esq.
                                   Title: Executive Vice President
                                          and General Counsel